As filed with the Securities and Exchange Commission on June 5, 2017
Registration No. 333-217991

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Post-Effective Amendment No. 1
To
Form S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MARTIN MARIETTA MATERIALS, INC.

(Exact name of Registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation or organization)	56-1848578 (I.R.S. Employer Identification Number)

2710 Wycliff Road
Raleigh, North Carolina 27607-3033
(919) 781-4550
(Address, including zip code, and telephone number,
 including area code, of registrant’s principal executive offices)

Roselyn R. Bar
Executive Vice President, General Counsel and Corporate Secretary
Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607-3033
(919) 781-4550
(Name, address, including zip code, telephone number,
 including area code, of agent for service)

Copy to:

Joseph D. Zavaglia
Cravath, Swaine & Moore LLP
825 Eighth Avenue
Worldwide Plaza
New York, New York 10019
 (212) 474-1724

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐		Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3, File No. 333-217991 (the “Registration Statement”) of Martin Marietta Materials, Inc. (the “Company”) is being filed solely to replace the Consent of Independent Registered Public Accounting Firm attached as Exhibit 23.1 to the Company’s Form S-3 filed with the Securities and Exchange Commission on May 12, 2017 with the Consent of Independent Registered Public Accounting Firm attached hereto as Exhibit 23.1.

Part II

Information not required in prospectus

Item 16.		Exhibits

Exhibit No.		Description of document
1	.1 ***	Form of Underwriting Agreement.
3.1
Restated Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 24, 2017).

3.2		Restated Bylaws of the Company (incorporated by reference to Exhibit 3.01 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on May 22, 2015) (Commission File No. 1-12744).
4.1
Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.01 to the Martin Marietta Materials, Inc. registration statement on Form S-1, filed on December 8, 1993) (SEC Registration No. 33-72648).

4.2
Article 5 of the Company’s Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.01 filed with the Martin Marietta Materials, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 24, 2017).

4.3
Article 1 of the Company’s Restated Bylaws, as amended (incorporated by reference to Exhibit 3.01 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on November 10, 2011) (Commission File No. 1-12744).

4	.4 **	Form of Indenture for Senior Debt Securities.
4	.5 **	Form of Indenture for Subordinated Debt Securities.
4	.6 **	Form of senior note (included in Exhibit 4.4).
4	.7 **	Form of subordinated note (included in Exhibit 4.5).
4	.8 ***	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.
4	.9 ***	Form of Warrant Agreement (including form of warrant certificate).
4.10
Indenture, dated as of December 1, 1995 between Martin Marietta Materials, Inc. and First Union National Bank of North Carolina (incorporated by reference to Exhibit 4(a) to the Martin Marietta Materials, Inc. registration statement on Form S-3 (SEC Registration No. 33-99082)).

4.11
Form of Martin Marietta Materials, Inc. 7% Debenture due 2025 (incorporated by reference to Exhibit 4(a)(i) to the Martin Marietta Materials, Inc. registration statement on Form S-3 (SEC Registration No. 33-99082)).

4.12
Indenture, dated as of April 30, 2007 between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee (incorporated by reference to Exhibit 4.1 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on April 30, 2007 (Commission File No. 1-12744)).

4.13
Second Supplemental Indenture, dated as of April 30, 2007, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, to that certain Indenture dated as of April 30, 2007 between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, pursuant to which were issued $250,000,000 aggregate principal amount of 6 1⁄4% Senior Notes due 2037 of Martin Marietta Materials, Inc. (incorporated by reference to Exhibit 4.3 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on April 30, 2007 (Commission File No. 1-12744)).

4.13
Third Supplemental Indenture, dated as of April 21, 2008, between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, to that certain Indenture dated as of April 30, 2007 between Martin Marietta Materials, Inc. and Branch Banking and Trust Company, Inc., as trustee, pursuant to which were issued $300,000,000 aggregate principal amount of 6.60% Senior Notes due 2018 of Martin Marietta Materials, Inc. (incorporated by reference to Exhibit 4.1 to the Martin Marietta Materials, Inc. Current Report on Form 8-K, filed on April 21, 2008 (Commission File No. 1-12744)).

4.14
Purchase Agreement, dated as of June 23, 2014 among Martin Marietta Materials, Inc. and Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives of the several initial purchasers named in Schedule 1 thereto (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on June 24, 2014) (Commission File No. 1-12744).

4.15
Indenture, dated as of July 2, 2014, between Martin Marietta Materials, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed on July 2, 2014) (Commission File No. 1-12744).

II-1

5	.1 **	Opinion of Cravath, Swaine & Moore LLP.
5	.2 **	Opinion of Robinson, Bradshaw & Hinson, P.A.
12	.1 **	Statement Regarding Computation of Ratios of Earnings to Fixed Charges.
23	.1 *	Consent of Ernst & Young LLP.
23	.2 **	Consent of Ernst & Young LLP.
23	.3 **	Consent of PricewaterhouseCoopers LLP.
23	.4 **	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
23	.5 **	Consent of Robinson, Bradshaw & Hinson, P.A. (included in Exhibit 5.2).
24	.1 **	Power of Attorney (included in Signature Page).
25	.1 **	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture for the Senior Debt Securities.
25	.2 **	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Subordinated Indenture for the Subordinated Debt Securities.

*	Filed herewith.

**	Previously filed.

***
To be filed by amendment or as an exhibit to a report filed with the SEC and  incorporated herein by reference in connection with the offering of a particular class or series of securities, as appropriate.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina on June 5, 2017.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ Roselyn R. Bar
Name: Roselyn R. Bar
Title: Executive Vice President, General Counsel, and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 5, 2017.

Signature	Title
*	Chairman of the Board, President and Chief
C. Howard Nye	Executive Officer (Principal Executive Officer)

*	Executive Vice President and Chief Financial
Anne H. Lloyd	Officer (Principal Financial Officer)

*	Senior Vice President, Chief Accounting Officer
Dana F. Guzzo	and Controller (Principal Accounting Officer)

*	Director
Sue W. Cole

*	Director
John J. Koraleski

*	Director
David G. Maffucci

*	Director
Laree E. Perez

*	Director
Michael J. Quillen

*	Director
Dennis L. Rediker

*	Director
Donald W. Slager

*	Director
Stephen P. Zelnak, Jr.

* By:	/s/ Roselyn R. Bar
Roselyn R. Bar, as Attorney-in-Fact

II-3